UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2015

FARMLAND PARTNERS INC.

(Exact name of registrant as specified in its charter)

Maryland	001-36405	46-3769850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8670 Wolff Court, Suite 240 Westminster, Colorado	80031
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 452-3100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.                                        Completion of an Acquisition or Disposition of Assets.

On June 2, 2015, Farmland Partners Inc. (the “Company”) completed the previously announced acquisition of eight row crop farms located in North Carolina, South Carolina and Virginia totaling approximately 15,042 acres (collectively, the “Property”) from unrelated third-party sellers (collectively, the “Sellers”) for total consideration comprised of (a) $49.8 million in cash, (b) 824,398 shares of the Company’s common stock, $0.01 par value per share (“Common Stock”) and (c) 1,993,709 units of limited partnership interest (“OP Units”) in Farmland Partners Operating Partnership, LP (the “Operating Partnership”). The Property was previously owner-occupied and, as a result, does not have a prior leasing history.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-balance Sheet Arrangement of a Registrant.

On June 2, 2015, the Operating Partnership issued under the Farmer Mac Facility (as defined below) (i) a $41.7 million five-year, interest-only bond with a fixed interest rate of 3.20%, and (ii) an $8.1 million, 11-month, amortizing loan with an interest rate of one-month LIBOR plus 1.8%.

Item 3.02.                                        Unregistered Sales of Equity Securities.

The information set forth under Item 2.01 of this Current Report on Form 8-K related to the issuance of Common Stock and OP Units is incorporated by reference into this Item 3.02.

As previously disclosed, the issuance of the shares of Common Stock and OP Units to the Sellers was effected in reliance upon an exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”), and pursuant to Rule 506 of Regulation D of the Securities Act.

Item 8.01.                                        Other Events.

Amendment to Bond Purchase Agreement

On June 2, 2015, the Company and the Operating Partnership entered into Amendment No. 1 (the “Amendment”) to the Amended and Restated Bond Purchase Agreement, dated as of March 1, 2015 (the “Bond Purchase Agreement”), with Federal Agricultural Mortgage Corporation (“Farmer Mac”) and Farmer Mac Mortgage Securities Corporation, a wholly owned subsidiary of Farmer Mac, regarding a secured note purchase facility (the “Farmer Mac Facility”). The Amendment increases the maximum borrowing capacity under the Farmer Mac Facility from $150.0 million to $165.0 million. Bonds issued under the Farmer Mac Facility are secured by mortgage loans on agricultural real estate owned by the Company that have an effective loan-to-value ratio of up to 60%.

Other than the increase in the maximum borrowing capacity described above, the terms of the Bond Purchase Agreement remain unchanged. A copy of the Amendment is attached as Exhibit 10.3 hereto and is incorporated herein by reference.

Dividend Declaration

In connection with the closing of the acquisition of the Property, the Company announced that its Board of Directors has approved a quarterly cash dividend of $0.1275 per share to be paid on July 15, 2015 to stockholders of record at the close of business on July 1, 2015. The annualized dividend of $0.51 per share represents a 10% increase over the Company’s previous quarterly dividend of $0.116.

Item 9.01.                                        Financial Statements and Exhibits

(d)                                 Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

10.1

Amended and Restated Bond Purchase Agreement, dated as of March 1, 2015, by and among Farmland Partners Inc., Farmland Partners Operating Partnership, LP, Farmer Mac Mortgage Securities Corporation and Federal Agricultural Mortgage Corporation.

10.2

Amended and Restated Pledge and Security Agreement, dated as of March 1, 2015, by and among Farmland Partners Inc., Farmland Partners Operating Partnership, LP, Farmer Mac Mortgage Securities Corporation and Federal Agricultural Mortgage Corporation.

10.3

Amendment No. 1 to the Amended and Restated Bond Purchase Agreement, dated as of June 2, 2015, by and among Farmland Partners Inc., Farmland Partners Operating Partnership, LP, Farmer Mac Mortgage Securities Corporation and Federal Agricultural Mortgage Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARMLAND PARTNERS INC.

Dated: June 5, 2015	By:	/s/ Luca Fabbri
Luca Fabbri
Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Amended and Restated Bond Purchase Agreement, dated as of March 1, 2015, by and among Farmland Partners Inc., Farmland Partners Operating Partnership, LP, Farmer Mac Mortgage Securities Corporation and Federal Agricultural Mortgage Corporation.

10.2

Amended and Restated Pledge and Security Agreement, dated as of March 1, 2015, by and among Farmland Partners Inc., Farmland Partners Operating Partnership, LP, Farmer Mac Mortgage Securities Corporation and Federal Agricultural Mortgage Corporation.

10.3

Amendment No. 1 to the Amended and Restated Bond Purchase Agreement, dated as of June 2, 2015, by and among Farmland Partners Inc., Farmland Partners Operating Partnership, LP, Farmer Mac Mortgage Securities Corporation and Federal Agricultural Mortgage Corporation.